Exhibit 10.1

CONVERSION AGREEMENT

                              (the “Undersigned”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (“Accounts”) for whom the Undersigned holds contractual and investment authority (each Account, as well as the Undersigned if it is exchanging Notes (as defined below) hereunder, a “Holder”), enters into this Conversion Agreement (this “Agreement”) with Merrimack Pharmaceuticals, Inc. (the “Company”) on April     , 2016 whereby, in exchange for the Initial Shares (as defined below) and the Additional Shares (as defined below), the Holders will convert the Company’s 4.50% Convertible Senior Notes due 2020 (the “Notes”) into shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) pursuant to the provisions of the Base Indenture, dated as of July 17, 2013 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of July 17, 2013 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case between the Company and Wells Fargo Bank, National Association, as the Trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Indenture as in effect on the date hereof.

On and subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:

Article I: Conversion of the Notes for Common Stock

Section 1.1 Initial Shares. On the date hereof, the Undersigned hereby agrees to cause the Holders to comply with the procedures of the Depositary to convert the Converted Notes (as defined below) pursuant to Section 14.02 of the First Supplemental Indenture. The Company shall elect Physical Settlement to settle conversions of the Converted Notes in accordance with Section 14.02 of the First Supplemental Indenture. At the Initial Closing (as defined below), the Company shall deliver the Initial Shares specified below in settlement of the conversion of the Converted Notes:

Principal amount of Notes to be converted:	$

(the “Converted Notes”)
Number of shares of Common Stock to be issued in the Initial Closing (136 shares per $1,000 principal amount of Notes):	shares
(the “Initial Shares”)

Section 1.2 Additional Shares. At each Additional Closing (as defined below), the Company shall deliver the Daily Share Amount specified below as additional consideration in respect of the conversion of the Converted Notes. The Company’s obligation to deliver the Daily Share Amount at each Additional Closing is subject to the Holders’ conversion of the Converted Notes at the Initial Closing.

For purposes hereof:

“Additional Shares” means a number of shares of Common Stock equal to an amount that is the sum of the Daily Share Amounts for each Trading Day of the Issuance Period.

“Conversion Date” means each Trading Day during the Issuance Period.

“Daily Share Amount” means a number of shares (rounded to the nearest whole share) of Common Stock equal to an amount calculated by [dividing the sum of (a) $[●]1 and (b) $[●]2, by the Daily VWAP].

“Daily VWAP” means, for each Conversion Date, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MACK <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Conversion Date (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Conversion Date determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Issuance Period” means the 10 consecutive Trading Day period beginning on, and including, the first Trading Day immediately succeeding the later of (a) the execution of this Agreement by the parties hereto, and (b) the issuance of a press release or filing of a Current Report on Form 8-K by the Company as contemplated by Section 3.5 herein. For the avoidance of doubt, if this Agreement is executed and such press release is issued or Current Report on Form 8-K is filed prior to the regular trading session hours on any Trading Day hereof, then the Issuance Period shall commence on such Trading Day.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange or market on which the Common Stock is traded.

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session, or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.

[1]	To insert dollar amount equal to $23.00 per $1,000 principal amount of Notes.
[2]	To insert dollar amount equal to $20.136 per $1,000 principal amount of Notes.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.

“Trading Day” means a day on which (a) trading in the Common Stock generally occurs on The NASDAQ Global Market, (b) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market, and (c) there is no Market Disruption Event.

Section 1.3 Closing. The closing of the Initial Shares (the “Initial Closing”) shall occur on a date (the “Initial Closing Date”) no later than three business days after the date of this Agreement (assuming the timely submission of the Notes for conversion). At the Initial Closing, (a) the Undersigned shall cause each Holder to submit its Converted Notes to the Trustee in accordance with the procedures specified in the Indenture, (b) the delivery of the Initial Shares shall be effected via DWAC (or other book-entry procedures) pursuant to the instructions to be provided to the Company by the Holder upon the execution of this Agreement, and (c) the Company shall deliver to each Holder any cash payments in respect of fractional shares as specified in accordance with Section 14.02(j) of the First Supplemental Indenture.

The closing of the Daily Share Amount for each Conversion Date (each, an “Additional Closing” and collectively, the “Additional Closings” and, together with the Initial Closing, the “Closings,” and each, a “Closing”) shall occur on a date (each, an “Additional Closing Date” and collectively, the “Additional Closing Dates” and, together with the Initial Closing Date, the “Closing Dates,” and each, a “Closing Date”) no later than three business days after such Conversion Date (assuming the timely submission of the Notes for conversion). At each Additional Closing, the delivery of the Daily Share Amount shall be effected via DWAC (or other book-entry procedures) pursuant to the instructions to be provided to the Company by the Holder after the execution of this Agreement.

Notwithstanding the above, the parties acknowledge that the delivery of the Initial Shares and the Additional Shares (together, the “Shares”), as the case may be, to the Holders may be delayed due to procedures and mechanics within the system of the Depository Trust Company or The NASDAQ Global Market or other events beyond the Company’s control and that such delay will not be a default under this Agreement or the Indenture so long as (i) the Company is using its commercially reasonable efforts to effect the issuance of the Shares, and (ii) such delay is no longer than five business days. The occurrence of each Additional Closing is subject to the occurrence of the Initial Closing; to the extent that any Additional Closing Date would otherwise occur earlier than the Initial Closing Date, such Additional Closing Date(s) will instead occur simultaneously with the Initial Closing Date. Simultaneously with or after each Closing, the Company may issue Common Stock and/or make cash payments to one or more other holders of outstanding Notes or to other investors.

Article II: Covenants, Representations and Warranties of the Holders

Each Holder (and, where specified below, the Undersigned) hereby covenants (solely as to itself) as follows, and makes the following representations and warranties (solely as to itself), each of which is and shall be true and correct on the date hereof and at each Closing, to the Company and Cowen and Company, LLC, and all such covenants, representations and warranties shall survive each Closing.

Section 2.1 Power and Authorization. Each of the Undersigned and the Holder is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. If the Undersigned is executing this Agreement on behalf of Accounts, (a) the Undersigned has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each Account, and (b) Exhibit A hereto is a true, correct and complete list of (i) the name of each Account, (ii) the principal amount of such Account’s Converted Notes, (iii) the number of Initial Shares to be issued to such Account in respect of its Converted Notes, and (iv) the number of Additional Shares to be issued to such Account in respect of its Converted Notes.

Section 2.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Undersigned and the Holder and constitutes a legal, valid and binding obligation of the Undersigned and the Holder, enforceable against the Undersigned and the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and consummation of the transactions contemplated hereby will not violate, conflict with or result in a breach of or default under (i) the Undersigned’s or the Holder’s organizational documents, (ii) any agreement or instrument to which the Undersigned or the Holder is a party or by which the Undersigned or the Holder or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Undersigned or the Holder, except in the case of clauses (ii) or (iii), where such violations or conflicts would not affect the relevant Holder business or its ability to consummate the transactions contemplated hereby in any material respect..

Section 2.3 Title to the Converted Notes. The Holder is the sole beneficial owner of, and on the relevant Closing Dates will be the sole legal and beneficial owner of, the Converted Notes set forth opposite its name on Exhibit A hereto (or, if there are no Accounts, the Undersigned is the sole beneficial owner of, and on the relevant Closing Dates will be the sole legal and beneficial owner of, all of the Converted Notes). The Holder has good, valid and marketable title to its Converted Notes, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”) (other than pledges or security interests that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Holder has not, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Converted Notes or its rights, title or interest in or to its Converted Notes, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Converted Notes. Upon the Holder’s submission of its Converted Notes to the Trustee in connection with this Agreement and the transactions contemplated hereby, such Converted Notes shall be free and clear of all Liens created by the Holder, and the Company’s delivery of the Initial Shares and the Additional Shares shall be deemed to satisfy in full the Company’s obligations in respect of the Converted Notes.

Section 2.4 Qualified Institutional Buyer. The Holder is a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Section 2.5 No Affiliate Status. The Holder is not, and has not been during the consecutive three month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. To its knowledge, the Holder did not acquire any of the Converted Notes, directly or indirectly, from an Affiliate of the Company. The Holder and its Affiliates collectively beneficially own and will beneficially own as of each Closing Date (but without giving effect to the transactions contemplated hereby, as applicable) (a) less than 5% of the outstanding Common Stock, and (b) less than 5% of the aggregate number of votes that may be cast by holders of those outstanding securities of the Company that entitle the holders thereof to vote generally on all matters submitted to the Company’s stockholders for a vote (the “Voting Power”).

Section 2.6 No Illegal Transactions. Each of the Undersigned and the Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party any information regarding this Agreement or the transactions contemplated hereby or engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that the Undersigned was first contacted by either the Company or Cowen and Company, LLC or any other person regarding this Agreement, the transactions contemplated hereby. Each of the Undersigned and the Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will disclose to a third party any information regarding this Agreement or the transactions contemplated hereby or engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the first to occur of (i) the time the transactions contemplated by this Agreement are publicly disclosed, or (ii) 8:30 a.m. (prevailing Eastern time) on the first business day following the date of this Agreement. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2.6, subject to the Undersigned’s and the Holder’s compliance with their respective obligations under the U.S. federal securities laws and the Undersigned’s and the Holder’s respective internal policies, (a) “Undersigned” and “Holder” shall not be deemed to include any employees, subsidiaries or affiliates of the Undersigned or the Holder that are effectively walled off by appropriate “Chinese Wall” information barriers approved by the Undersigned’s or the Holder’s respective legal or compliance department (and thus have not been privy to any information concerning this Agreement or the transactions contemplated hereby), and (b) the foregoing representations and covenants of this Section 2.6 shall not apply to any transaction by or on behalf of an Account that was effected without the advice or participation of, or such Account’s receipt of information regarding this Agreement or the transactions contemplated hereby provided by, the Undersigned.

Section 2.7 Adequate Information; No Reliance. The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into this Agreement and to consummate the transactions contemplated hereby and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act, (b) the Holder has had a full opportunity to ask questions of and receive answers from the officers of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the transactions contemplated hereby, (c) the Holder, together with its professional advisers, is a sophisticated and experienced investor and is capable of evaluating, to its satisfaction, the accounting, tax, financial, legal and other risks associated with this Agreement and the transactions contemplated hereby, and that such Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in this Agreement and the transactions contemplated hereby and to make an informed investment decision with respect thereto, and that such Holder is capable of sustaining any loss resulting therefrom without material injury, (d) the Holder understands that no federal or state agency has passed upon the merits or risks of an investment in the Common Stock or made any finding or determination concerning the fairness or advisability of this investment, and (e) the Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives including, without limitation, Cowen and Company, LLC, except for the representations and warranties made by the Company in this Agreement.

The Holder specifically understands and acknowledges that, on the date of this Agreement and on each Closing Date, the Company has in its possession non-public information that could be material to the market price of the Notes and/or the Common Stock, including but not limited to non-public information related to the Company’s financial and operational results for the quarter ended March 31, 2016, that it has not disclosed to the Holder. The Holder hereby represents and warrants that, in entering into this Agreement and consummating the transactions contemplated hereby, it does not require the disclosure of such non-public information to it by the Company in order to make an investment in the Common Stock or a disposition of the Notes, and hereby waives all present or future claims arising out of or relating to the Company’s failure to disclose such non-public information to the Holder.

The Holder also specifically acknowledges that the Company would not enter into this Agreement or any related documents in the absence of such Holder’s representations and acknowledgments set out in this Agreement, and that this Agreement, including such representations and acknowledgments, is a fundamental inducement to the Company, and a substantial portion of the consideration provided by such Holder, in this transaction, and that the Company would not enter into this transaction but for this inducement.

The Holder agrees that it will, upon request, execute and deliver any additional documents reasonably deemed by the Company, the Trustee or the transfer agent to be necessary or desirable to complete the transactions contemplated hereby.

Section 2.8 Tax Consequences. The Holder understands that the tax consequences of the transactions contemplated hereby will depend in part on its own tax circumstances. The Holder acknowledges that it must consult its own tax adviser about the federal, foreign, state and local tax consequences peculiar to its circumstances.

Article III: Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at each Closing, to the Holders and Cowen and Company, LLC, and all such covenants, representations and warranties shall survive each Closing.

Section 3.1 Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

Section 3.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and consummation of the transactions contemplated hereby will not violate, conflict with or result in a breach of or default under (a) the Company’s charter, bylaws or other organizational documents, (b) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except in the case of clauses (b) or (c), where such violations or conflicts would not affect the Company’s business or its ability to consummate the transactions contemplated hereby in any material respect.

Section 3.3 Valid Issuance of the Shares. The Shares (a) are duly authorized and, upon their issuance in connection with this Agreement and the transactions contemplated hereby against delivery of the Converted Notes, will be validly issued, fully paid and non-assessable, (b) will not, at any Closing, be subject to any preemptive, participation, rights of first refusal or other similar rights, (c) assuming the accuracy of each Holder’s representations and warranties hereunder, (i) will be issued in connection with this Agreement and the transactions contemplated hereby exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, and (ii) will, at each applicable Closing, be free of any restrictive legend and free of any restrictions on resale by such Holder pursuant to Rule 144 promulgated under the Securities Act and will be issued in book-entry form, and (d) upon issuance, will be free and clear of all Liens created by the Company.

Section 3.4 Listing. When issued in connection with this Agreement and the transactions contemplated hereby, the Shares shall be listed on each national securities exchange upon which the Common Stock is then listed.

Section 3.5 Disclosure. At or before 8:30 a.m. (prevailing Eastern time) on the first business day following the date of this Agreement, the Company shall issue a publicly available press release or file with the SEC a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby (to the extent not previously publicly disclosed). For the avoidance of doubt, such disclosure will not include the names of or other information on the Undersigned or any other Holder that is participating in the conversion. Subject to the existence of the transaction contemplated hereby, the Company confirms that neither it nor any representative acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information about the Company, its subsidiaries and affiliates. In the event that the Company fails to timely file the Current Report on Form 8-K as contemplated by the first sentence of this Section 3.5, then this Agreement shall be terminable by the Undersigned upon written notice to the Company.

Section 3.6 Public Filings. The Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, definitive proxy statement on Schedule 14A and Current Reports on Form 8-K, filed with the SEC on or after January 1, 2016, when filed with the SEC, conformed in all material respects to the requirements of the Exchange Act, and did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Article IV: Miscellaneous

Section 4.1 Entire Agreement. This Agreement and any documents and agreements executed in connection herewith embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.2 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 4.3 Costs and Expenses. The Undersigned, the Holders and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

Section 4.4 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.

Section 4.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“COMPANY”: MERRIMACK PHARMACEUTICALS, INC.

By:
Name:
Title:
“UNDERSIGNED”: (in its capacities described in the first paragraph hereof)

By:
Name:
Title:

[Signature Page to Conversion Agreement]

EXHIBIT A

Converting Beneficial Owners

Name of Beneficial Owner	Principal Amount of Converted Notes	Number of Initial Shares	Number of Additional Shares